EXHIBIT 99.5


GSAMP 2005-HE2 -- New Issue Annoucement -- (external) $694.582 mm apprx GS Lead Manager/Books

Class  S&P/Mds   Size(mm)   AvL   Cred Sup  Prin Window   Guidance
A1     AAA/Aaa   $301.418   1.00   22.00%   04/05-02/07    1mL+9a
A2     AAA/Aaa   $172.388   3.00   22.00%   02/07-05/10    1mL+18a
A3     AAA/Aaa    $80.155   6.65   22.00%   05/10-06/12    1mL+32a
M1      AA/Aa2    $50.425   4.99   14.90%   07/08-06/12    1mL+45a
M2      A+/A2     $40.837   4.92    9.15%   06/08-06/12    1mL+68a
M3       A/A3     $11.718   4.90    7.50%   05/08-06/12    1mL+73a
B1      A-/Baa1   $10.298   4.89    6.05%   05/08-06/12    1mL+120a
B2     BBB/Baa3    $8.523   4.89    4.85%   04/08-06/12    1mL+130a
B3    BBB-/Ba1     $8.877   4.88    3.60%   04/08-06/12    1mL+195a

Intex Preprice
Deal name: gsa05he2
Password:  KJ2B

Expected pricing - 3/11/05
Expected settlement - 3/30/05

Disclaimer:
This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.